Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Phoenix Tree Holdings Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Beijing, China
October 28, 2019